Exhibit 99.1
News Release
Novelis Completes Acquisition of Aleris
Transaction diversifies product portfolio with addition of aerospace; enhances strategic position in Asia

ATLANTA, April 14, 2020 -- Novelis Inc., the world leader in aluminum rolling and recycling, today announced the completion of its acquisition of Aleris Corporation, a global supplier of rolled aluminum products. As a result, Novelis is now even better positioned to meet increasing customer demand for aluminum by expanding its innovative product portfolio; creating a more skilled and diverse workforce; and deepening its commitment to safety, sustainability, quality and partnership.

“The Aleris deal marks a major milestone for Novelis, on its path to global leadership. The closure of this deal amidst challenging market conditions, reflects our conviction in the Aleris business and its value to our metals portfolio. Periods of turmoil have historically seen the emergence of champions, powered by quality leadership and sound business fundamentals. This is a long- term strategic bet, much like Novelis was in 2007,” said Kumar Mangalam Birla, Chairman Aditya Birla Group and Novelis. “The Aleris deal crucially enables the further diversification of our metals portfolio into other premium market segments, most notably aerospace. Through the creation of an industry champion, we are reinforcing our commitment to our customers, employees and shareholders. At the same time, with this further expansion in our aluminum portfolio, we have taken a decisive step towards a more sustainable future.”

With the addition of Aleris’ operational assets and workforce, Novelis is poised to more efficiently serve the growing Asia market by integrating complementary assets in the region including recycling, casting, rolling and finishing capabilities. The company will also add aerospace to its portfolio and enhance its ability to continue to bring innovative products to market, by strengthening its research and development capabilities and deliver on its purpose of shaping a sustainable world together.

“Today is a transformational moment in our company’s history, and I’ve never been more confident in our ability to deliver even more value to our customers, colleagues and the communities where we live and work,” said Steve Fisher, President and CEO, Novelis Inc. “With a world-class workforce, a presence in the most competitive and technically demanding end-

markets, and the ability to deliver rapid, adaptive and sustainable solutions, Novelis will be able to even better serve our customers.”

Beyond its many strategic benefits, the acquisition will generate approximately $150 million in synergies and creates a strong financial profile. In addition, combined net debt to Adjusted EBITDA of approximately 3.3x is within the recently updated guidance of below 3.5x and well below the initial outlook of below 4x when the transaction was announced.

The closing purchase price of $2.8 billion consists of $775 million for the equity value, as well as approximately $2.0 billion for the assumption or extinguishment of Aleris’ current outstanding debt and a $50 million earn-out payment. Legacy Aleris debt levels have increased since the initial acquisition announcement due to rise in working capital to support the ramp up of operations, while the earn-out is related to stronger than expected performance by Aleris’ U.S. business. On a trailing twelve-month basis ending December 31, 2019, standalone Aleris Adjusted EBITDA stood at $388 million, higher than that estimated at the time of deal announcement. Despite increased legacy debt, the implied enterprise value multiple of 7.2x, is in line with our acquisition case, on account of better EBITDA performance.

“This acquisition strengthens Novelis’ leadership position in the aluminum industry and clearly defines Hindalco Industries as the preeminent company in the global metals sector,” said Satish Pai, Managing Director of Hindalco Industries and Director, Novelis Inc. “I am proud of the work the Novelis and Aleris teams have done to close this transaction and thereby position Novelis for future growth and success.”

Novelis will acquire Aleris’ 13 plants across North America, Europe and Asia; however, to satisfy regulatory conditions, the company is required to divest Aleris’ plants in Lewisport, Kentucky, U.S.A., and Duffel, Belgium, as announced earlier.

View a video message from Novelis Inc., President and CEO Steve Fisher here.

About Novelis
Novelis Inc. is driven by its purpose to shape a sustainable world together. As a global leader in innovative products and services and the world's largest recycler of aluminum, we partner with customers in the automotive, beverage can and specialties industries to deliver solutions that maximize the benefits of sustainable lightweight aluminum throughout North America, Europe, Asia and South America. Novelis is a subsidiary of Hindalco Industries Limited, an industry leader in aluminum and copper, and the metals flagship company of the Aditya Birla Group, a multinational conglomerate based in Mumbai, India. For more information, visit novelis.com.

About Aleris
Aleris is a privately held, global leader in aluminum rolled products serving diverse industries including aerospace, automotive, building and construction, commercial transportation and industrial manufacturing. Headquartered in Cleveland, Ohio, Aleris operates production facilities in North America, Europe and Asia.

Novelis and Aleris Financial Information
Any combined financial information included in today’s release is preliminary, unaudited and does not give effect to adjustments that would be required under Article 11 of

Regulation S-X, does not give effect to purchase accounting adjustments and presentation requirements relating to Aleris’ Lewisport, Kentucky and Duffel, Belgium plants as discontinued operations, and has not been reviewed by our independent registered public accounting firm. The company will provide required pro-forma financial information in a future filing on Form 8-K. Additional financial information about historical results for Novelis can be found in the investors section of the Novelis website, http://investors.novelis.com/, and in its filings with the SEC. Historical financial information for Aleris can be found in its filings with the SEC.

Forward-Looking Statements
Statements made in this news release which describe Novelis' intentions, expectations, beliefs or predictions may be forward-looking statements within the meaning of securities laws. Forward-looking statements include statements preceded by, followed by, or including the words "believes," "expects," "anticipates," "plans," "estimates," "projects," "forecasts," or similar expressions. Examples of forward looking statements in this news release include the impact of the acquisition on Novelis’ ability to deliver even greater value to its constituencies, Novelis being poised to more efficiently serve the Asia market, Novelis’ enhanced ability to bring innovative products to market, Novelis’ strengthened R&D capabilities, the strategic benefits of the transaction and the expected synergies resulting from the acquisition. Novelis cautions that, by their nature, forward-looking statements involve risk and uncertainty and Novelis' actual results could differ materially from those expressed or implied in such statements. We do not intend, and we disclaim any obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise. Factors that could cause actual results or outcomes to differ from the results expressed or implied by forward-looking statements include, among other things, the factors included under the caption "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended March 31, 2019. In addition to factors previously disclosed in Novelis’ reports filed with the SEC and those identified elsewhere in this press release, the following factors related to the Aleris acquisition, among others, could cause actual results to differ materially from forward-looking statements or historical performance: difficulties and delays in integrating the Aleris and Novelis businesses; and failing to fully realize anticipated cost savings and other anticipated benefits of the acquisition of Aleris.

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Media Contact:	Investor Contact:
Matthew Bianco	Megan Cochard
1 404 760 4159	1 404 760 4170
matthew.bianco@novelis.adityabirla.com	megan.cochard@novelis.adityabirla.com